As filed with the Securities and Exchange Commission on February 24, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
UnitedHealth Group Incorporated
(Exact name of registrant as specified in its charter)
_______________________

Delaware	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(952) 936-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________
Marianne D. Short
Executive Vice President and Chief Legal Officer
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(952) 936-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
Copies to:
Richard J. Parrino
Kevin K. Greenslade
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600
_______________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
_______________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per unit(1)(3)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee(1)(2)
Debt securities	—	—	—	—
Preferred stock, par value $0.001 per share	—	—	—	—
Common stock, par value $0.01 per share	—	—	—	—
Warrants(4)	—	—	—	—
Guarantees(5)	—	—	—	—
Total	—	—	—	—

(1)
The securities covered by this registration statement may be sold or otherwise distributed separately or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(3)
This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(4)	The warrants covered by this registration statement may be warrants to purchase debt securities, preferred stock or common stock.
(5)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional fee is being paid in respect of the guarantees.

PROSPECTUS
UNITEDHEALTH GROUP INCORPORATED
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(952) 936-1300
_______
Debt Securities
Preferred Stock
Common Stock
Warrants to Purchase Securities
Guarantees
_______
UnitedHealth Group Incorporated from time to time may offer:

•	debt securities;

•	shares of our preferred stock, $0.001 par value per share;

•	shares of our common stock, $0.01 par value per share;

•	warrants to purchase debt securities, preferred stock or common stock that may be sold under this prospectus; and

•	guarantees.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the specific terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.”
We may sell the securities through underwriters or dealers, directly to one or more purchasers, or through agents on a continuous or delayed basis, or through a combination of these methods. The prospectus supplement will include the names of underwriters, dealers or agents, if any, that we retain. We reserve the sole right to accept and, together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The prospectus supplement also will set forth the purchase price of any securities, our net proceeds from the sale, and, if any underwriters, dealers or agents are used in the sale of any securities, any applicable commissions or discounts.
Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated February 24, 2020

Prospectus
_______________________
We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide. This prospectus and any accompanying prospectus supplement constitute an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since any such date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain information about the offering and the specific terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
In this prospectus, unless otherwise specified or the context so requires, the terms “UnitedHealth Group,” the “Company,” “we,” “us” or “our” mean UnitedHealth Group Incorporated and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in U.S. dollars, or “$.”
The registration statement that contains this prospectus (including the exhibits filed with and incorporated by reference into the registration statement) contains additional information about UnitedHealth Group and the securities offered under this prospectus. The registration statement can be read at the SEC website referred to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.unitedhealthgroup.com. The information on or accessible through our website is not incorporated by reference into, or part of, this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act (in each case excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2019, or 2019 10-K;

•
the portions of the Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Shareholders filed on April 19, 2019 incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018; and

•
the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 1, 2015, and any amendment or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:
UnitedHealth Group Incorporated
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
Attn: Legal Department
(952) 936-1300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The statements, estimates, projections or outlook contained or incorporated by reference into this prospectus and any applicable prospectus supplement include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or PSLRA. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.
The risk factors included in our periodic reports and other information that we file with the SEC, including our 2019 10-K and each subsequent Annual Report on Form 10-K we file, contain certain cautionary statements regarding our business that potential investors and others should consider. These statements discuss matters that may in part be contained elsewhere in, or incorporated by reference into, this prospectus or any applicable prospectus supplement or that may have been contained in other documents prepared by us. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
UnitedHealth Group is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone.
Through our diversified family of businesses, we leverage core competencies in data and health information, advanced technology, and clinical expertise, focused on improving health outcomes, lowering health care costs and creating a better experience for patients, their caregivers and physicians. These core competencies are deployed within our two distinct, but strategically aligned, business platforms: health benefits operating under UnitedHealthcare and health services operating under Optum.
UnitedHealthcare provides health care benefits to an array of customers and markets. UnitedHealthcare Employer & Individual serves employers ranging from sole proprietorships to large, multi-site and national employers, public sector employers and individual consumers. UnitedHealthcare Medicare & Retirement delivers health and well-being benefits for Medicare beneficiaries and retirees. UnitedHealthcare Community & State manages health care benefit programs on behalf of state Medicaid and community programs and their participants. UnitedHealthcare Global provides health and dental benefits and hospital and clinical services to employer groups and individuals in South America, and other diversified global health businesses.
Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers, through its OptumHealth, OptumInsight and OptumRx businesses. These businesses have dedicated units that help improve overall health system performance through optimizing care quality, reducing costs and improving consumer experience and care provider performance, leveraging distinctive capabilities in data and analytics, pharmacy care services, population health, health care delivery and health care operations.

Corporate Information
UnitedHealth Group Incorporated was incorporated in January 1977 in Minnesota. On July 1, 2015, UnitedHealth Group Incorporated changed its state of incorporation from Minnesota to Delaware pursuant to a plan of conversion. Our executive offices are located at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343; our telephone number is (952) 936-1300.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our 2019 10-K and each subsequent Annual Report on Form 10-K we file and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference into this prospectus or into any prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find More Information” for information about how you can view these documents. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds and may be used:

•	to meet our working capital requirements;

•	to redeem or repurchase outstanding securities;

•	to refinance debt;

•	to finance acquisitions; or

•	for other general corporate purposes.
If we do not use the net proceeds immediately, we may temporarily invest them in short-term investments.

DESCRIPTION OF DEBT SECURITIES
In this section, the terms “we,” “our,” “us” and “UnitedHealth Group” refer solely to UnitedHealth Group Incorporated and not its subsidiaries.
We will issue the debt securities under the indenture dated as of February 4, 2008 between us and U.S. Bank National Association, as the trustee. We refer to this indenture, as supplemented and amended, as the “indenture” and to the trustee under the indenture as the “trustee.” The indenture has been qualified under the Trust Indenture Act of 1939. The indenture has been filed as an exhibit to the registration statement. References to “debt securities” are references to the debt securities that may be issued under the indenture.
This section describes the general terms and provisions of the indenture and the debt securities that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Because this is only a summary, it does not contain all of the details found in the full text of the indenture and the debt securities. If you would like additional information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.
General
The debt securities may be issued from time to time in one or more series. Debt securities issued under the indenture will be issued as part of a series that we will have established pursuant to the indenture. Any series of debt securities may have terms that are different from other series. The indenture does not limit the aggregate principal amount of debt securities which we may issue under the indenture.
We are not obligated to issue all of the debt securities of one or more series at the same time and, unless otherwise provided in the prospectus supplement, we may issue additional debt securities of a series without the consent of the holders of the debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance, the offering price and, in some cases, the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities. The indenture permits additional debt securities of a series to be issued with original issue discount without the consent of the holders of the debt securities of that series. To the extent the terms of any series of debt securities permit such an issuance, any conditions and material U.S. federal income tax consequences applicable to that issuance will be described in the applicable prospectus supplement.
Unless provided otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Debt securities may be issued in the form of one or more global securities, as described below under the heading “- Book-Entry Issuance, Clearing and Settlement.”
There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.
Unless the applicable prospectus supplement states otherwise, we will pay interest on the debt securities to the person listed as the owner of the debt securities in the security register at the close of business on the regular record date for the applicable interest payment date. Defaulted interest, however, may be paid to holders as of special record dates established in the manner set forth in the indenture.

All moneys deposited with the trustee or a paying agent, or then held by us, in trust for the payment of the principal of or any premium or interest on any debt securities which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be paid to us on our request, and you may thereafter, as an unsecured general creditor, look only to us for payment thereof.

Ranking
The senior debt securities offered by this prospectus will be general obligations that:

•
rank equally in right of payment with all other unsubordinated indebtedness of UnitedHealth Group (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus); and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.
The subordinated debt securities offered by this prospectus will be general obligations that:

•
are subordinated in right of payment, to the extent set forth in the supplemental indenture or corporate authorization with respect thereto, to all debt that does not, under the instrument creating or evidencing such debt, provide that such debt is subordinated in right of payment to or pari passu in right of payment with our subordinated debt securities; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.
A substantial portion of our assets are owned through our subsidiaries, many of which have significant liabilities of their own which will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation will be subject to the prior claims of the subsidiary’s creditors.

Terms
A prospectus supplement relating to a series of debt securities being offered will describe specific terms relating to such series. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the legal ranking of the debt securities and the extent, if any, to which the securities will be subordinated in right of payment to our other debt;

•	any limit on the total principal amount of the debt securities;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name they are registered on the regular record date for the interest;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•
the interest rate on the debt securities; the date from which interest will accrue; the record and interest payment dates on the debt securities; any circumstances under which we may defer interest payments; and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the currency or currencies in which the principal of and premium, if any, and interest on the debt securities will be payable;

•	the place or places where the principal of and premium, if any, and interest on the debt securities will be payable and the debt securities may be surrendered for registration of transfer or exchange;

•	any applicable redemption provisions that would permit us to elect redemption of the debt securities prior to their final maturity;

•
whether a sinking fund will be established, which means that monies will be deposited on a regular basis in a separate custodial account that would be used by us to redeem the debt securities prior to their final maturity;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the identity of each security registrar and paying agent, if other than or in addition to the trustee;

•
if the amount of principal of or any premium or interest on the debt securities may be determined by reference to an index or pursuant to a formula, the manner in which those amounts shall be determined;

•	the denominations in which the debt securities will be issued;

•
any changes to or additional events of default under the indenture or covenants, and any change in the right of the trustee or the holders to declare the principal of or any premium or interest on the debt securities due and payable;

•	if less than the principal amount, the portion of the principal payable upon acceleration of the debt securities following an event of default;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities;

•	whether the provisions described under the heading “- Defeasance Provisions” apply to the debt securities;

•	the name and address of the trustee with respect to the debt securities; and

•	any other terms of the debt securities.
Redemption
The prospectus supplement will describe the provisions, if any, for redemption of the debt securities at our option.
Unless otherwise described in the prospectus supplement, we are not required to make mandatory redemption or sinking fund payments. The prospectus supplement will describe the provisions, if any, regarding sinking fund provisions.
The indenture provides that, with respect to sinking fund payments, we may:

•	deliver outstanding debt securities, with similar terms, of a series (other than any previously called for redemption), and

•
apply as a credit debt securities, with similar terms, of a series which have been redeemed either (i) at our election pursuant to the terms of those debt securities, or (ii) through the application of permitted optional sinking fund payments pursuant to the terms of those debt securities, in each case, in satisfaction of all or any part of any required sinking fund payment with respect to the debt securities, with similar terms, of the same series.

The indenture provides that, if less than all of the debt securities with similar terms of any series are to be redeemed at any time, selection of the debt securities for redemption will be made by the trustee on:

•	a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

•	by any other method as the trustee shall deem fair and appropriate.
Portions of the debt securities selected for redemption shall be in amounts of $1,000 or in multiples of $1,000, except that if all of the debt securities of a holder are to be redeemed, the entire outstanding amount shall be redeemed.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. If any debt security is to be redeemed in part only, the notice of redemption that relates to the debt security shall state the portion of the principal amount of the debt security to be redeemed. A new debt security, with similar terms and of the same series, in principal amount equal to the unredeemed portion of the original debt security, if any, will be issued in the name of the holder of the original debt security upon cancellation of the original debt security.

On and after the redemption date, interest will no longer accrue on the debt securities or any part of the debt securities called for redemption unless we default in the payment of the redemption price and accrued interest.

Conversion and Exchange
Unless otherwise described in the prospectus supplement, the debt securities are not convertible or exchangeable for common stock of UnitedHealth Group.

Certain Covenants
Merger, Consolidation, or Sale of Assets. The indenture provides that we may not consolidate or merge with or into another company or sell or lease all or substantially all of our property or assets to another company unless:
we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding on us; and
immediately after such transaction, we are not, or the successor corporation is not, in default in the performance of a covenant or condition in the indenture.
Reports. The indenture provides that as long as any debt securities are outstanding, we will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the SEC will constitute filing of such reports, information and documents with the trustee; provided, however, that we will provide a physical or electronic copy thereof to the trustee promptly following a request therefor from the trustee.

Absence of Certain Covenants. The prospectus supplement will specify any additional restrictive covenants applicable to the debt securities. Except as may be described in the applicable prospectus supplement, we are not restricted by the indenture from, among other things, incurring, assuming or becoming liable for any type of debt or other obligations, from entering into sale-leaseback transactions, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock, making investments, selling or leasing less than substantially all of our assets or granting liens on our assets. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

Events of Default; Remedies
The indenture provides that any of the following constitutes an event of default with respect to the debt securities of any series:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or premium, if any, on any debt security of that series when due;

•	failure to deposit any mandatory sinking fund payment when due on debt securities of that series;

•	failure to comply with the provisions described above under the heading “- Certain Covenants-Merger, Consolidation, or Sale of Assets”;

•
failure by us to comply with any of our other agreements in the indenture or the debt securities for 60 days after notice from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy or insolvency with respect to UnitedHealth Group; and

•	any other event of default that may be specified for the debt securities of that series when that series is created.
If an event of default under the indenture occurs on outstanding debt securities of a particular series and continues, the trustee or holders of at least 25% in principal amount of that series of debt securities may declare the principal amount of all debt securities in that series to be due and payable immediately. Under certain circumstances, holders of a majority in principal amount of the debt securities of a series may rescind a declaration.
Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to UnitedHealth Group, all principal, premium, if any, and interest on outstanding debt securities will become due and payable without further action or notice.
Except in the case of a default in payment, the trustee may withhold notice if it determines that withholding notice is in the interests of the holders of the debt securities.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive the rights of all holders with respect to circumstances that constitute an event of default or will constitute an event of default with notice and the passage of time. The holders must waive the rights in a written notice to both us and the trustee. Holders of a majority in principal amount of the debt securities, however, may not waive the rights of all holders relating to these events if they involve a default in payment obligations or a provision of the indenture that cannot be modified or amended without the consent of each holder of debt securities of such series affected. Any waivers that are given will not apply to any subsequent default and will not impair any future rights if those types of defaults occur.
Holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture. The trustee may take any other action which it deems proper which is not inconsistent with any direction given.

A holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture or for any remedy only if:

•	the holder gives written notice to the trustee of a continuing event of default under the indenture with respect to that series;

•
the holders of not less than 25% in principal amount of the outstanding debt securities of the series make a written request to the trustee to institute proceedings in respect of such event of default;

•	the holder or holders offer and, if requested, provide the trustee reasonable indemnity against any costs, expenses, and liabilities;

•	the trustee, for 60 days after its receipt of notice by the holder, has failed to institute any such proceeding; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in principal amount of the outstanding debt securities of the series during the 60-day period.

The indenture also provides that a holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.
We are required to deliver to the trustee an annual certificate, signed by an officer, stating that, to such officer’s knowledge, we are not in default in the performance or observance of the indenture, or, if a default or event of default has occurred, containing a description of any default or event of default.

Certain Provisions Applicable to Trustee
The indenture provides that prior to an event of default under the indenture, the trustee is required to perform only the specific duties stated in the indenture. Upon an event of default under the indenture, the trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the trustee which conform to the requirements of the indenture, upon the certificates and opinions. However, the trustee is required to examine the certificates and opinions to determine whether or not they conform to the requirements of the indenture.
The indenture provides that the trustee may resign at any time or may be removed by the holders of a majority in principal amount of the outstanding debt securities of a series with respect to that series or by us under certain circumstances by notice delivered to the trustee and us. The indenture also provides that the trustee must resign if it ceases to meet certain qualifications set forth in the indenture. In the event of a trustee’s resignation or removal, we or, if we fail to act, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may appoint a successor trustee.

Defeasance Provisions
The indenture includes provisions allowing defeasance of the debt securities. Defeasance means that we may discharge our entire indebtedness under an agreement, in this case the indenture, if specific acts are performed. Specifically, the indenture provides that:

•
we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, and to have satisfied all of our other obligations under the debt securities of that series and the indenture as it relates to that series, also known as legal defeasance, and

•
we may omit to comply with certain restrictive covenants under the indenture and shall have no liability in respect of any term, condition or limitation set forth in any such restrictive covenant, and such omission to comply shall not constitute a default or an event of default with respect to a series of debt securities under the indenture, also known as covenant defeasance, provided that the following conditions shall have been satisfied:

•
we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on a series of debt securities on the dates that the payments are due under the indenture and the terms of the debt securities of the series;

•	no event of default or default under the indenture shall have occurred and be continuing on the date of the deposit;

•
we shall have delivered to the trustee an opinion of counsel which states that (i) holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and (ii) after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law;

•
the defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•
we shall have delivered an officers’ certificate that states that the deposit was not made with the intent of preferring the holders of the debt securities of the series to be defeased over our other creditors; and

•
we shall have delivered an officers’ certificate and an opinion of counsel that state that all conditions precedent applicable to the legal defeasance or the covenant defeasance, as the case may be, have been satisfied.

Modification and Amendment of Indenture
Under the indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following changes, however, may not be made without the consent of each holder of the outstanding debt securities:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or interest due;

•	changes to the place of payment or form of currency regarding payment of principal;

•	impairment of the right to institute suit for the enforcement of payment;

•	reduction of the stated percentage of outstanding debt securities necessary to modify the indenture; or

•
modifications to any of these requirements, or modifications to reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or to waive certain defaults.

Governing Law
The indenture is governed by and will be construed in accordance with New York law.

Book-Entry Issuance, Clearing and Settlement
Unless otherwise provided in the related prospectus supplement, the securities of each series offered by means of this prospectus will be issued in the form of one or more fully registered global securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC, another nominee of DTC or a successor of DTC or its nominee. So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of that global security. Except under the limited circumstances described in this prospectus or in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the SEC.
Beneficial owners that are DTC participants may hold their interest in a global security directly through DTC. Beneficial owners that are not DTC participants may hold their interest in a global security indirectly through direct participants of DTC or through certain clearing systems, banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear Bank S.A./ N.V. and Clearstream Banking S.A. Unless and until definitive securities are issued, all references to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the registered holder of the offered securities.
Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the securities in its account on DTC’s records. When you actually purchase the securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the securities held by or through them.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the securities to the DTC nominee that is the registered holder of the securities. We and the trustee will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, none of us, the trustee and any paying agent will have any direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC or its nominee, which will, in turn, inform the direct DTC participants, which will then contact beneficial owners holding interests in the securities through them.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of and interest on the securities. Direct and indirect DTC participants with which investors have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.
As DTC can act only on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of an interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.
DTC has advised us that it will take any action permitted to be taken by a holder of securities under the terms and conditions of the securities (including, without limitation, the presentation of securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant securities are credited, and only in respect of the portion of the aggregate principal amount of the securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated securities, which it will distribute to the direct DTC participants.
It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, based on customary practices, make payments to and solicit votes from beneficial owners of securities who have accounts directly with them. Payments to you with respect to your beneficial interest in any securities will be the responsibility of the direct and indirect DTC participants with which you have an account, and not of DTC, the trustee or UnitedHealth Group.
DTC may discontinue providing its services as securities depositary with respect to securities at any time by giving us reasonable notice.
Securities represented by one or more global securities will be exchangeable for definitive securities, that is, certificated securities, with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us;

•	we decide to discontinue the book-entry system; or

•	an event of default with respect to the securities entitling holders of such securities to accelerate the maturity thereof has occurred and is continuing.
If a global security is exchanged for definitive securities, the trustee will keep the registration books for the securities at its corporate office and follow customary practices and procedures regarding those certificated securities.

DESCRIPTION OF PREFERRED STOCK
Our certificate of incorporation, or charter, authorizes our board of directors to create and provide for the issuance of preferred stock, par value $0.001 per share, without the approval of our shareholders, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time. Our board of directors is authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges, liquidation rights and the terms of any sinking fund provided for the redemption or purchase of shares of such series.
We are currently authorized to issue up to 10,000,000 shares of preferred stock under our charter. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.
The transfer agent and registrar for a particular series of preferred stock will be set forth in the applicable prospectus supplement.
The statements above describing the preferred stock are subject to and qualified in all respects by reference to the applicable provisions of our charter and bylaws and the relevant provisions of Delaware law. You can view copies of our charter and bylaws as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF COMMON STOCK
We are currently authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, under our charter. As of January 31, 2020, we had outstanding 948,573,372 shares of our common stock. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.
Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. Except with respect to the election of directors, each matter submitted to a vote of our shareholders will be decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that matter. Each director is elected by the vote of the majority of the votes cast with respect to such director, unless the number of director nominees exceeds the number of directors to be elected, in which event directors are elected by a plurality of the votes present and entitled to vote on the election of directors. Our shareholders are not entitled to cumulate their votes for the election of directors.
Our common stock is not redeemable, has no subscription or conversion rights and does not entitle the holders thereof to any preemptive rights to subscribe for any shares of any class or series of our capital stock, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of our capital stock, whether now or hereafter authorized. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors in its discretion out of funds legally available therefor. Subject to the rights of any preferred stock outstanding, upon liquidation or dissolution of UnitedHealth Group, the holders of our common stock are entitled to receive on a pro rata basis all assets remaining for distribution to shareholders.
Our charter and bylaws contain provisions that could have the effect of delaying or deferring a change in control of our company, including provisions that:

•
afford our board of directors broad discretion to authorize undesignated preferred stock, which allows the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any unsolicited attempt to change control of our company;

•	provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and

•
establish advance notice requirements for shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.” EQ Shareowner Services is the transfer agent and registrar for our common stock.
The above description of our common stock is a summary and is subject to and qualified in all respects by reference to the applicable provisions of our charter and bylaws and the relevant provisions of Delaware law. You can view copies of our charter and bylaws as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the relevant prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.
Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.
The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:

•	the title and the aggregate number of warrants;

•	the offering price for the warrants (if any);

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;

•	the periods during which and the places at which such warrants are exercisable;

•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the redemption or call provisions (if any) applicable to the warrants;

•	the identity of the warrant agent;

•	the exchanges (if any) on which such warrants may be listed;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF GUARANTEES
Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, as well as any additional terms specified in the accompanying prospectus supplement.
A guarantee will provide that we unconditionally guarantee the payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same will become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee will be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. Unless otherwise provided in the accompanying prospectus supplement, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security.
We will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantees will continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of UnitedHealth Group, the issuer of the applicable underlying security or otherwise.

PLAN OF DISTRIBUTION
We may sell the securities:

•	through underwriters, dealers or agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
We will describe in the applicable prospectus supplement the particular terms of the offering of securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any other information we think is important.
If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
We also may sell offered securities directly to one or more purchasers.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.
Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange.
To facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.
Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

LEGAL MATTERS
Unless provided otherwise in the applicable prospectus supplement, opinions regarding the validity of the securities offered will be provided for us by Hogan Lovells US LLP, Washington, D.C., and by Kuai H. Leong, our Deputy General Counsel. Ms. Leong is a full-time employee of ours and owns shares of our common stock and participates in various employee stock-based benefit plans. Unless provided otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of UnitedHealth Group Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount
SEC registration fee	$	(a)
Accounting fees and expenses		(b)
Legal fees and expenses		(b)
Trustee and depositary fees and expenses		(b)
Printing fees and expenses		(b)
Rating agency fees		(b)
Total	$

(a)
Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. The registrant is deferring payment of the registration fee for the securities offered by this prospectus in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

(b)	Expenses are not presently known and cannot be estimated. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.
The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Delaware General Corporation Law. As a Delaware corporation, UnitedHealth Group Incorporated (the “registrant”) is subject to the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the shareholders.
Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.
Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Certificate of Incorporation. The registrant’s Certificate of Incorporation provides that, to the fullest extent permissible under the Delaware General Corporation Law, the registrant’s directors shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except that a director shall be liable to the extent provided by applicable law (1) for breach of the director’s duty of loyalty to the registrant or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws. The registrant’s Bylaws provide that the registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit or proceeding because he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the registrant or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The registrant’s Bylaws provide that the registrant shall advance to indemnified persons expenses incurred in defending any such proceedings, subject to an obligation to repay amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses under the registrant’s Bylaws or otherwise.
Indemnification Agreements. The registrant has entered into an indemnification agreement with each of its directors and executive officers, which provides, among other things, that the registrant will indemnify each such person to the fullest extent permitted by law, subject to certain conditions, against all expenses and certain other amounts actually and reasonably incurred by such person in connection with proceedings in which such person is involved, or is threatened to become involved, because such person is or was a director or officer of the registrant, by reason of any action or inaction on the part of such person, or by reason of the fact that such person is or was serving at the request of the registrant as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other enterprise. The indemnification agreement also requires the registrant, under certain circumstances, to advance expenses incurred by such person in connection with the investigation, defense, settlement or appeal of any such proceedings.
Liability Insurance. The registrant maintains directors’ and officers’ liability insurance which covers certain liabilities and expenses of the registrant’s directors and officers and covers the registrant for reimbursement of payments to the registrant’s directors and officers in respect of such liabilities and expenses.

Item 16.	Exhibits

Number	Description
1.1*	Form of underwriting agreement for debt securities and/or warrants to purchase debt securities
1.2*	Form of underwriting agreement for common stock and/or warrants to purchase common stock
1.3*	Form of underwriting agreement for preferred stock and/or warrants to purchase preferred stock
1.4*	Form of distribution agreement
4.1
Indenture, dated as of February 4, 2008, between UnitedHealth Group Incorporated and U.S. Bank National Association, as Trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to UnitedHealth Group Incorporated’s Registration Statement on Form S-3, Commission Registration No. 333-149031, filed on February 4, 2008)

4.2
Certificate of Incorporation of UnitedHealth Group Incorporated (incorporated by reference to Exhibit 3.1 to UnitedHealth Group Incorporated’s Registration Statement on Form 8-A/A, Commission File No. 0001-10864, filed on July 1, 2015)

4.3
Bylaws of UnitedHealth Group Incorporated (incorporated by reference to Exhibit 3.1 to UnitedHealth Group Incorporated’s Current Report on Form 8-K, Commission File No. 0001-10864, filed on August 16, 2017)

4.4*	Form of warrant agreement
4.5*	Form of debt security
4.6*	Form of guarantee
5.1**	Validity opinion of Kuai H. Leong, Deputy General Counsel of UnitedHealth Group Incorporated
5.2**	Validity opinion of Hogan Lovells US LLP
23.1**	Consent of Deloitte & Touche LLP
23.2**	Consent of Kuai H. Leong, Deputy General Counsel of UnitedHealth Group Incorporated (included as part of Exhibit 5.1)
23.3**	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.2)
24.1**	Power of attorney from directors of UnitedHealth Group Incorporated
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee with respect to the Indenture filed as Exhibit 4.1 hereto

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 24, 2020.

UnitedHealth Group Incorporated

By	/s/ DAVID S. WICHMANN
David S. Wichmann Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 24, 2020.

Signature	Title

/s/ DAVID S. WICHMANN	Director and Chief Executive Officer (principal executive officer)
David S. Wichmann
/s/ JOHN F. REX	Executive Vice President and Chief Financial Officer (principal financial officer)
John F. Rex
/s/ THOMAS E. ROOS	Senior Vice President and Chief Accounting Officer (principal accounting officer)
Thomas E. Roos
*	Director
William C. Ballard, Jr.
*	Director
Richard T. Burke
*	Director
Timothy P. Flynn
*	Director
Stephen J. Hemsley
*	Director
Michele J. Hooper
*	Director
F. William McNabb III
*	Director
Valerie C. Montgomery Rice, M.D.
*	Director
John H. Noseworthy, M.D.
*	Director
Glenn M. Renwick
*	Director
Gail R. Wilensky, Ph.D.

*
The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the directors of UnitedHealth Group Incorporated listed above pursuant to the Power of Attorney filed as Exhibit 24.1 to the registration statement.

By:	/s/ DANNETTE L. SMITH
Dannette L. Smith, As Attorney-in-Fact